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                                                                Exhibit 10.01


                        EDUCATION MANAGEMENT CORPORATION
                          EMPLOYEE STOCK OWNERSHIP PLAN


                                               As Amended and Restated
                                               Effective January 1, 1989
                                               Plan No. 002
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                        EDUCATION MANAGEMENT CORPORATION
                          EMPLOYEE STOCK OWNERSHIP PLAN

                                TABLE OF CONTENTS
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ARTICLE I.......................................................................        1
     PURPOSE, INTENT AND EFFECTIVE DATE
          1.01   Background.....................................................        1
          1.02   Purpose and Intent.............................................        1
          1.03   Effective Date.................................................        2

ARTICLE II......................................................................        3
     DEFINITIONS
          2.01   Account........................................................        3
          2.02   Affiliate......................................................        3
          2.03   Anniversary Date...............................................        3
          2.04   Beneficiary....................................................        3
          2.05   Board..........................................................        3
          2.06   Break in Service...............................................        3
          2.07   Capital Accumulations..........................................        3
          2.08   Code...........................................................        3
          2.09   Committee......................................................        3
          2.10   Company........................................................        3
          2.11   Company Stock..................................................        3
          2.12   Company Stock Account..........................................        4
          2.13   Compensation...................................................        4
          2.14   Disqualified Person............................................        4
          2.15   Effective Date.................................................        4
          2.16   Eligibility Year of Service....................................        4
          2.17   Eligible Employee..............................................        5
          2.18   Employee.......................................................        5
          2.19   Employer.......................................................        5
          2.20   Employer Contributions.........................................        5
          2.21   Employer Securities............................................        5
          2.22   Employment Date................................................        6
          2.23   Entry Date.....................................................        6
          2.24   ERISA or Act...................................................        6
          2.25   Exempt Loan....................................................        6
          2.26   Forfeiture.....................................................        6
          2.27   Highly Compensated Employee....................................        6
          2.28   Hour of Service................................................        8
          2.29   Independent Appraiser..........................................       10
          2.30   Normal Retirement Age..........................................       10
          2.31   Normal Retirement Date.........................................       10
          2.32   Other Investments Account......................................       11
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          2.33   Participant....................................................       11
          2.34   Permanent Disability...........................................       11
          2.35   Plan...........................................................       11
          2.36   Plan Year......................................................       11
          2.37   Reemployment Date..............................................       11
          2.38   Retirement.....................................................       11
          2.39   Suspense Account...............................................       11
          2.40   Trust..........................................................       11
          2.41   Trust Agreement................................................       11
          2.42   Trust Assets...................................................       11
          2.43   Trustee........................................................       11
          2.44   Valuation Date.................................................       12
          2.45   Year of Service................................................       12

ARTICLE III.....................................................................       12
     ELIGIBILITY AND PARTICIPATION
          3.01   Participation..................................................       12
          3.02   Effect of Participation........................................       12
          3.03   Cessation of Participation.....................................       12
          3.04   Reemployment...................................................       12

ARTICLE IV......................................................................       13
     CONTRIBUTIONS
          4.01   Employer Contributions.........................................       13
          4.02   Form of Contributions..........................................       13
          4.03   Return of Contributions........................................       13
          4.04   Participant Contributions......................................       14

ARTICLE V.......................................................................       15
     INVESTMENT OF TRUST ASSETS
          5.01   Investment of Trust Assets.....................................       15
          5.02   Purchase of Company Stock......................................       15
          5.03   Sales of Company Stock.........................................       15
          5.04   Exempt Loans...................................................       15
          5.05   Diversification of Investments.................................       20

ARTICLE VI......................................................................       22
     ALLOCATIONS
          6.01   Allocations to Participants' Accounts..........................       22
          6.02   Allocable Shares...............................................       23
          6.03   Maximum Additions..............................................       24
          6.04   Defined Contribution and Defined Benefit Plan Fraction.........       27
          6.05   Allocation of Net Income (or Loss) of the Trust................       27
          6.06   Accounting for Allocations.....................................       28
          6.07   Errors in Allocations..........................................       28
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ARTICLE VII.....................................................................       29
     EXPENSES OF THE PLAN AND TRUST
          7.01   Expenses.......................................................       29
          7.02   Allocation of Expenses Among Employers.........................       29

ARTICLE VIII....................................................................       30
     VOTING COMPANY STOCK
          8.01   Trustees' Powers and Duties....................................       30
          8.02   Voting of Shares...............................................       30

ARTICLE IX......................................................................       31
     CAPITAL ACCUMULATION
          9.01   Capital Accumulation...........................................       31
          9.02   Retirement, Death or Permanent Disability......................       31
          9.03   Other Termination of Service and Vesting.......................       31
          9.04   Forfeitures....................................................       31
          9.05   Certain Reemployed Participants................................       32

ARTICLE X.......................................................................       33
     DISTRIBUTIONS
          10.01  Time of Distribution to Participants...........................       33
          10.02  Benefit Forms for Participants.................................       34
          10.03  Benefit Forms for Beneficiaries................................       34
          10.04  Distributions in Cash or Company Stock.........................       34
          10.05  Delay in Benefit Determination.................................       35
          10.06  Designated Beneficiaries.......................................       35
          10.07  Additional Minimum Distribution Requirements...................       35
          10.08  Direct Rollover of Eligible Rollover Distribution..............       36
          10.09  Unclaimed Benefits.............................................       37

ARTICLE XI......................................................................       38
     PLAN ADMINISTRATION
          11.01  Named Fiduciaries..............................................       38
          11.02  Fiduciary Limitations..........................................       38
          11.03  Company's Responsibilities.....................................       38
          11.04  Trustee's Responsibilities.....................................       39
          11.05  Appointment of Committee.......................................       39
          11.06  Committee Responsibilities.....................................       39
          11.07  Indemnification................................................       41

ARTICLE XII.....................................................................       42
     AMENDMENT AND TERMINATION OF THE PLAN
          12.01  Amendment of the Plan..........................................       42
          12.02  Mandatory Amendments...........................................       42
          12.03  Termination of the Plan........................................       42
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          12.04  Employee Nonforfeitable Rights.................................       43
          12.05  Distribution Upon Termination..................................       43

ARTICLE XIII....................................................................       44
     TOP-HEAVY PLAN PROVISIONS
          13.01  Application....................................................       44
          13.02  Special Vesting Rule...........................................       44
          13.03  Special Minimum Contribution...................................       45
          13.04  Special Maximum Combined Plans Limit...........................       45
          13.05  Key Employee and Non-Key Employee Defined......................       45

ARTICLE XIV.....................................................................       46
     MISCELLANEOUS
          14.01  Governing Law..................................................       46
          14.02  Construction...................................................       46
          14.03  Company as Agent for Employers.................................       46
          14.04  Participants' Rights...........................................       46
          14.05  Spendthrift Clause.............................................       46
          14.06  Company's Liability............................................       47
          14.07  Merger, Consolidation or Transfer..............................       47
          14.08  Legal Action...................................................       47
          14.09  Binding on All Parties.........................................       47
          14.10  Counterparts...................................................       48
          14.11  Severability of Provisions.....................................       48

EXECUTION.......................................................................       49
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                                    ARTICLE I

                       PURPOSE, INTENT AND EFFECTIVE DATE

1.01 Background. Effective January 1, 1989, EMC Holdings, Inc., the corporate predecessor of Education Management Corporation, adopted this Plan, then known as the EMC Holdings, Inc. Employee Stock Ownership Plan, to enable participating employees to share in the growth and prosperity of EMC Holdings, Inc. and its affiliated companies, and to provide participating Employees with an opportunity to accumulate capital for their future economic security.

         Effective May 1, 1991, a corporate reorganization of EMC Holdings, Inc. resulted in Education Management Corporation becoming the successor to EMC Holdings, Inc. as sponsor of this Plan, thereafter to be known as the Education Management Corporation Employee Stock Ownership Plan. Education Management Corporation has now, effective January 1, 1989, amended and restated the Plan in its entirety, the terms of which are hereinafter set forth. Further amendments effective after January 1, 1989, and through July 28, 1994 are also contained in this document. This Plan shall continue to be known as the Education Management Corporation Employee Stock Ownership Plan.

1.02 Purpose and Intent. The purpose of this Plan is to enable participating Employees to share in the growth and prosperity of Education Management Corporation and its affiliated companies, and to provide participating Employees with an opportunity to accumulate capital for their future economic security. The primary method of achieving the purpose of the Plan is enabling participating Employees to acquire stock ownership interests in the Company. Accordingly, except as provided in Section 5.05, Employer Contributions to the Plan will be invested primarily in Company Stock, to the extent that such stock is available on terms which, in the judgment of the Plan Committee, are appropriate to carry out the purposes of the Plan.

         The Plan is intended to be a stock bonus plan that is qualified under
         Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is a leveraged employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code and is in compliance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan shall be interpreted, wherever possible, to comply with the terms of the Code and ERISA.

         The Plan is further intended to provide a technique of corporate finance to the Company. Therefore, it may be used to accomplish the following objectives:

         (a) To provide participating Employees with beneficial ownership of Company Stock, substantially in proportion to their relative Compensation;

         (b)      To meet general financing requirements of the Company;


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         (c)      To receive loans (or other extensions of credit) to finance the acquisition of Employer Securities, with such loans (or credits) secured by a pledge of the Employer Securities acquired with the proceeds of the loan (as provided in Section 5.04) and by a commitment by the Company to pay Employer Contributions to the Trust in amounts sufficient to enable principal and interest on such loans to be repaid.

1.03 Effective Date. The provisions of this Plan as amended and restated in this document shall apply only to an Employee who is credited with an Hour of Service on or after December 31, 1988, except to the extent otherwise stated in this document.




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                                   ARTICLE II

                                   DEFINITIONS

2.01 Account means one of the Accounts maintained to record the allocated interest of each Participant in the Plan.

2.02 Affiliate means (i) any corporation that is included in a controlled group of corporations (within the meaning of Section 414(b) of the Code) that includes the Employer; (ii) any trade or business that is under common control with the Employer (within the meaning of Section 414(c) of the Code); (iii) any service organization or other organization that is a member of an affiliated service group that includes the Employer (within the meaning of Section 414(m) of the Code); and (iv) any other entity required to be aggregated with the Employer by regulations under Section 414(o) of the Code. For purposes of this Plan an Affiliate shall be deemed to be an Affiliate only for the period of time during which it satisfies the requirements of this definition.

2.03     Anniversary Date means December 31 of each Plan Year.

2.04 Beneficiary means any person designated by a Participant or otherwise determined under this Plan to receive any benefits of the Participant that are payable under the Plan after his or her death.

2.05 Board means the present or succeeding Board of Directors of the Company.

2.06 Break in Service means a Plan Year during which an Employee or former Employee has been credited with fewer than one hundred (100) Hours of Service.

2.07 Capital Accumulation means a Participant's vested (nonforfeitable) interest in his or her Accounts under the Plan.

2.08 Code means the Internal Revenue Code of 1986, as amended from time to time.

2.09 Committee means the Committee appointed by the Board to administer the Plan and to give instructions to the Trustee, and to be the Plan Administrator of this Plan as provided in Section 11.06(a).

2.10 Company means EMC Holdings, Inc., a Delaware corporation, for periods before May 1, 1991; and Education Management Corporation, a Pennsylvania corporation, for periods from and after May 1, 1991.

2.11 Company Stock means any qualifying employer security within the meaning of Section 407(d)(5) of ERISA and regulations thereunder, including any share of stock, common or preferred, issued by the Company or by an Affiliate described in


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         Section 2.02(i) (or that would be described in Section 2.02(i) if 50%
         ownership were substituted for 80% ownership in Section 1563(a) of the
         Code).

2.12 Company Stock Account. An account of a Participant that is credited with his or her allocable share of Company Stock purchased and paid for by the Trust or contributed to the Trust, as adjusted for Employer Contributions and Forfeitures in Company Stock.

2.13 Compensation of a Participant means, except for purposes of Article XIII, the amount paid by the Employer to a Participant in connection with services rendered to the Employer for a Plan Year, including salary and wages, overtime compensation, incentive compensation, and deferrals pursuant to any wage or salary reduction election made by such Participant pursuant to section 401(k) of the code, but excluding income in respect of the exercise or surrender of stock options and contributions to this Plan or any other deferred compensation plan (other than contributions pursuant to section 401(k) or the Code). Compensation for the entire Plan Year shall be used in determining the Participant's allocable share of Employer Contributions, Forfeitures, and shares released from a Suspense Account under Section 6.02 regardless of when during the Plan Year he or she became a Participant in the Plan.

         Notwithstanding the foregoing, the Compensation of any Employee which is in excess of the Compensation Limit for any Plan Year beginning on or after January 1, 1989 shall not be recognized by the Plan. For this purpose, the Compensation Limit for years beginning on or after January 1, 1989 but before January 1, 1994 is $200,000, and the Compensation Limit for years beginning on or after January 1, 1994 is $150,000, as each of such amounts is adjusted from time to time pursuant to Section 401(a)(17) of the Code. If Compensation is being determined for a period, not exceeding 12 months, that is not a Plan Year, the adjusted annual Compensation Limit for the Plan Year in which that determination period begins will apply to that determination period. If the determination period consists of fewer than 12 months, the adjusted annual Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. If a Participant's benefit accruing in any current Plan Year depends on Compensation for an earlier determination period, the adjusted annual Compensation Limit for that earlier determination period will apply to that Compensation. For that purpose, the compensation limit for earlier determination periods relating to benefits accruing in Plan Years from 1989 through 1993, inclusive, shall be $200,000 and the Compensation Limit for earlier determination periods relating to benefits accruing in Plan Years after 1994 shall be $150,000. For purposes of applying the Compensation Limit, a Highly Compensated Employee's family unit, composed of the Highly Compensated Employee, his spouse and lineal descendants under the age of nineteen (19), shall be treated as a single Employee with one Compensation Limit, and the Compensation Limit shall be allocated among the members of the family unit in proportion to each member's Compensation as determined without regard to the Compensation Limit.

2.14 Disqualified Person has the meaning prescribed by Section 4974(e)(2) of the Code.


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2.15     Effective Date means January 1, 1989, except as otherwise provided herein.

2.16 Eligibility Year of Service of an Employee means a twelve consecutive month period beginning on his or her Employment Date during which he or she completes at least nine hundred (900) Hours of Service; or, if the Employee does not complete at least nine hundred Hours of Service during that period, then the Eligibility Year of Service is the first Plan Year beginning after his or her Employment Date during which he or she completes nine hundred (900) Hours of Service.

2.17 Eligible Employee means an Employee who is employed by an Employer (at a time when it is an Employer), excluding:

         (i) individuals matriculated in an Affiliate with an enrollment agreement;

         (ii) individuals covered under a collective bargaining agreement entered into after the Effective Date where retirement benefits were the subject of good faith bargaining, unless such bargaining agreement provides for coverage under the Plan;

         (iii) nonresident alien individuals not receiving any United States source income within the meaning of Section 861(a)(3) of the Code; and

         (iv) individuals performing services pursuant to a contract arrangement.

2.18 Employee means any person employed by the Company or an Affiliate as a salaried, clerical, or hourly employee, excluding individuals who are leased employees. For this purpose, "leased employee" shall have the meaning prescribed by Section 414(n) of the Code, covering persons who are not an employees and who provide services to a service recipient where such services are (A) performed pursuant to an agreement between the service recipient and any other person, (B) such person has performed such services for the service recipient on a substantially full-time basis for a period of at least one (1) year and (C) such services are of the type historically performed in the business field of the service recipient by employees (or such other test as may be substituted for (C) in Code Section 414(n)(2)).

2.19 Employer means the Company and any Affiliate which adopts this Plan, with the consent of the Board and pursuant to action of its own board of directors, and has agreed to be bound by the terms of the Plan and Trust Agreement, and not terminated such adoption and agreement. For purposes of determining whether Employees are Eligible Employees under this Plan an Affiliate shall be deemed to be an Employer only for the period of time during which it satisfies the requirements of this definition.

2.20 Employer Contributions means contributions made to the Plan by the Employer in accordance with Section 4.01.




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2.21     Employer Securities means shares of Company Stock which meet the further requirements of Section 409(1) of the Code, which stipulates that it be:

         (a) Common stock issued by the Company, or by a corporation that is a member of the same controlled group as described in
                  Section 409(1)(4) of the Code, that is readily tradeable on an established securities market, or

         (b) If there is no common stock that meets the requirements of (a) above, common stock issued by the Company (or by a corporation that is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of (i) that class of common stock of the Company (or of any other such corporation) having the greatest voting power, and (ii) that class of common stock of the Company (or of any other such corporation) having the greatest dividend rights.

         Noncallable preferred stock shall be treated as Employer Securities if such stock is convertible at any time into Company stock that meets the requirements of (a) or (b) above, and if such conversion is at a conversion price that (as of the date of the acquisition by the Plan) is reasonable. For purposes of the preceding sentence, under regulations prescribed by the Secretary of the Treasury, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion that meets the requirements of the preceding sentence.

2.22 Employment Date means the first day on which an Employee completes an Hour of Service with the Company or any Affiliate.

2.23     Entry Date means June 30th and December 31st of each calendar year.

2.24 ERISA or Act means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.25 Exempt Loan means any loan to the Trustee intended to be used to finance the purchase of Employer Securities that is made or guaranteed by a Disqualified Person, including, but not limited to, a direct loan of cash, a purchase-money transaction, an assumption of an obligation of the Trustee, an unsecured guaranty, or the use of assets of a Disqualified Person as collateral for a loan.

2.26 Forfeiture means any portion of a Participant's Company Stock and Other Investments Accounts that does not become part of his or her Capital Accumulation upon the occurrence of a Break in Service.

2.27     Highly Compensated Employee means:

         (a) any Employee of the Employer or an Affiliate who, during the Look Back Year or the Determination Year:


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                  (i)      was at any time a five percent (5%) owner of the
                           Employer or an Affiliate within the meaning of
                           Section 416(i) of the Code;

                  (ii) received compensation from the Employer or an Affiliate in excess of seventy-five thousand dollars ($75,000), or such higher amount as may be provided under Section 414(q) of the Code;

                  (iii) received compensation from the Employer or an Affiliate in excess of fifty thousand dollars ($50,000), or such higher amount as may be provided under Section 414(q) of the Code, and was in the top-paid twenty percent (20%) of Employees; or

                  (iv) was at any time an officer and received compensation greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for such Plan Year.

                  The Company may elect to apply a simplified test under which the amount stated in (ii) above shall be replaced with fifty thousand dollars ($50,000) and (iii) above shall not apply. This simplified rule shall only be available in any years in which the Employer or an Affiliate maintains significant business activities in at least two (2) locations.

         (b) If the Employee was not a Highly Compensated Employee for the Look Back Year, then he shall not be considered a Highly Compensated Employee for the Determination Year unless he is a five percent (5%) owner of the Employer or an Affiliate; or one of the highest paid one hundred employees and meets the criteria of clauses (ii), (iii) or (iv) of subsection (a).

         (c) If the Highly Compensated Employee is a five percent (5%) owner or one of the ten (10) most highly compensated Employees, then the compensation and contributions of Employees who are spouses, lineal descendants, ascendants or spouses of lineal descendants or ascendants of such Highly Compensated Employees shall be attributed to the Highly Compensated Employees and the Employees who are such relatives shall not be considered as separate Employees for purposes of this definition.

         (d) For purposes of determining Highly Compensated Employees, compensation shall mean compensation paid by the Employer or an Affiliate for purposes of Section 415(c)(3) of the Code and shall include amounts deferred pursuant to Sections 125, 402(a)(8) and 402(h)(1)(8) of the Code.

         (e) For purposes of determining the top twenty percent (20%) of Employees, or the number of officers taken into account in subsection (a)(iv) above, the following Employees shall be excluded:



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                  (i)      Employees who have not completed six (6) months of
                           service;

                  (ii) Employees who normally work less than seventeen and one-half (17 1/2) hours per week;

                  (iii)    Employees who normally work during not more than six
                           (6) months during the Plan Year;

                  (iv)     Employees who have not attained age twenty-one (21);
                           and

                  (v) Employees who are non-resident aliens and who receive no earned income from the Employer or an Affiliate within the meaning of Code Section 911(d)(2).

                  Employees who are covered by a collective bargaining agreement with the Company or an Affiliate shall be included in the determination of the top twenty percent (20%) of Employees unless specifically excluded under regulations issued pursuant to Section 414(q) of the Code.

         (f) Except as otherwise provided in this Section, the term "Look Back Year" shall mean the twelve (12) month period immediately preceding the Determination Year.

         (g) Except as otherwise provided in this Section the term "Determination Year" shall mean the current Plan Year.

         (h) To the extent permitted by regulations under Section 414(q) of the Code, the Company may elect to make the Look Back Year calculation on the basis of the calendar year ending with or within the applicable Determination Year (or, in the case of a Determination Year that is shorter than twelve (12) months, the calendar year ending with or within the twelve (12) month period ending with the end of the Determination Year). In such case, the Company must make the Determination Year calculation on the basis of the period (if any) by which the applicable Determination Year extends beyond such calendar year. If the Company makes the election provided for in this subsection, such election must be made with respect to all plans, entities and arrangements of the Company and any Affiliate.

         (i) The Company shall make its determination of Highly Compensated Employees on a controlled group basis among all Affiliates and not on a plan by plan basis.

         (j) The determination of Highly Compensated Employees shall be governed by Section 414(q) of the Code and the regulations thereunder.




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2.28     Hour of Service means any hour for which an Employee is credited or entitled to be credited with an hour of service in accordance with Department of Labor Regulation 2530-200b and the following rules:

         (a) Any full-time Employee shall be credited with forty-five (45) Hours of Service during each week in which he receives credit for one (1) Hour of Service for performing services for the Company or an Affiliate regardless of the number of Hours of Service that would otherwise be credited to him pursuant this Section. A full-time Employee is any Employee who works the regularly scheduled full work week as established by normal office hours for the location where the Employee is employed.

         (b) Any part-time faculty Employee shall be credited with one and eighty-eight hundredths (1.88) Hours of Service equivalency for each one (1) hour of actual classroom time in recognition of the required preparation for such classroom time. Any faculty Employee who is assigned to teach less than a full work week shall be considered a part-time faculty Employee.

         (c) Any individual who does not have Hours of Service credited under paragraphs (a) or (b) above shall only be credited with each Hour of Service credited to him or her pursuant to subsection (d) of this Section; provided, however, such individual shall receive a maximum of eight (8) Hours of Service for each day during which he is entitled to an Hour of Service pursuant to subparagraph (iii) or (iv) of paragraph
                  (d).

         (d)      An Hour of Service shall also be credited for:

                  (i) Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company or an Affiliate for the performance of duties during the applicable computation period. Said Hours of Service shall be credited to the Employee during the Plan Year in which the duties were performed.

                  (ii) To the extent that an Hour of Service is not credited to an Employee under subparagraph (i) of this paragraph (d), each hour for which back-pay to the Employee, irrespective of mitigation of damages, has been either awarded or agreed by the Company or any Affiliate, provided, however, that only five hundred one (501) Hours of Service shall be credited under this subparagraph on account of any single continuous period during which an Employee performs no duties. Hours of Service awarded for back-pay shall be credited to the Employee for the Plan Year to which the award or agreement pertains, rather than when such back-pay is actually paid or such agreement is made.

                  (iii) To the extent that an Hour of Service is not credited to an Employee under subparagraphs (i) or (ii), each hour for which the Employee is directly or indirectly paid (including payments from a trust fund to which the Company or any Affiliate contributes or pays premiums) or entitled to payment by the

                           Company or any Affiliate on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military leave, severance, or leave of absence; provided, however, only five hundred one (501) Hours of Service shall be credited under his subparagraph for a reason other than severance on account of any single continuous period during which an Employee performs no duties; and no Hours of Service shall be credited if the payments are made or due either (A) under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability laws; or (B) to reimburse an Employee solely for medical or medically related expenses incurred by such Employee.

                  (iv) To the extent that an Hour of Service is not credited to a Participant under subparagraphs (i) through
                           (iii), where an Employee, after having left the service of the Company or an Affiliate to become engaged in military service or other service to the United States of America, or any State, Territory, or subdivision of any of them, is reemployed by the Company or an Affiliate during the period his or her reemployment rights are preserved by law, or where an absence is approved by the Company or his or her employing Affiliate, each hour during the period of such absence.

         (e) Solely for the purpose of determining whether an Employee incurs a Break in Service, an Employee who is absent from work for maternity or paternity reasons shall receive credit for Hours of Service, to the extent not already credited, which otherwise would have been credited to such Employee but for such absence. An absence from work for maternity or paternity reasons means an absence due to (i) pregnancy of the Employee,
                  (ii) birth of a child of the Employee, (iii) placement of the child with the Employee through adoption by the Employee, or
                  (iv) for purposes of caring for such child immediately following such birth or placement. Hours of Service credited under this paragraph shall be credited (i) in the Plan Year in which the absence begins if crediting is necessary to prevent a Break in Service in that period, or (ii) in all other cases, in the following Plan Year or other applicable computation period. Further, the Committee may request that the Employee furnish any information the Committee may require to establish that the absence is for the reasons hereinbefore provided and the number of days for which there was such an absence. In the event such information is not submitted in a timely manner, no Hours of Service shall be credited pursuant to this paragraph.

         (f) Hours worked or otherwise earned under this Section by a leased employee (as defined in Section 2.17) shall be considered to be Hours of Service in accordance with this
                  Section if and when (but only if and when) such leased employee becomes an actual Employee under Section 2.17.

                  Hours of Service with an Affiliate shall be considered Hours of Service for purposes of this Plan. Hours performed for an employer before the employer became an Affiliate shall not be counted as Hours of Service.

2.29 Independent Appraiser means an appraiser meeting requirements similar to the requirements set forth in Section 170(a)(1) of the Code and the regulations thereunder.

2.30 Normal Retirement Age means the date on which the Participant attains age sixty-five (65).

2.31 Normal Retirement Date means the last day of the month coinciding with or next following the date on which a Participant attains Normal Retirement Age.

2.32 Other Investments Account means an Account of a Participant that is credited with his or her allocable share of Trust Assets other than Company Stock, as adjusted for Employer Contributions and Forfeitures in a medium other than Company Stock, net income (or loss) of the Trust, and debits for payments made to pay for Company Stock.

2.33 Participant means any Eligible Employee who becomes a Participant as provided in Article III hereof.

2.34 Permanent Disability or Permanently Disabled means a condition of a Participant making him or her unable to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in premature death or to be of long, continued and indefinite duration, if there is filed with the Committee a written opinion of a physician selected by the Committee that the Participant is so disabled.

2.35 Plan means this Education Management Corporation Employee Stock Ownership Plan, known before May 1, 1991, as the EMC Holdings, Inc. Employee Stock Ownership Plan.

2.36 Plan Year means a twelve (12) consecutive month period beginning on January 1 and ending on December 31 of the same calendar year.

2.37 Reemployment Date means the first day on which an Employee completes an Hour of Service as an Eligible Employee of an Employer following a Break in Service.

2.38 Retirement means a Participant's separation from service with the Employer on or after his or her Normal Retirement Date or after and on account of incurring a Permanent Disability.

2.39     Suspense Account means the account maintained as provided in Section
         5.04 to hold Employer Securities acquired with the proceeds of an Exempt Loan but not yet released and allocated pursuant to the formula of Section 5.04

2.40 Trust means the EMC Holdings, Inc. Employee Stock Ownership Trust created by the Trust Agreement.

2.41 Trust Agreement means the EMC Holdings, Inc. Employee Stock Ownership Trust, created by the Trust Agreement entered July 10, 1989, by and between the EMC Holdings, Inc. as settlor and Marine Midland Bank, N.A., as Trustee, as amended from time to time, establishing the Trust and specifying the duties of the Trustee.

2.42 Trust Assets means all cash, Company Stock and other property held in the Trust for the exclusive benefit of Participants (and their Beneficiaries).

2.43 Trustee means the Trustee (and any successor Trustee) designated by the Board and agreeing to serve by executing the Trust Agreement.

2.44 Valuation Date for the purposes of valuation of Trust Assets means the last day of each Plan Year and any other interim date which the Committee may choose from time to time to value Trust Assets. However, the Committee, in its sole discretion, may cause the value of Company Stock to be determined as of June 30 of each year, in lieu of or in addition to any other Valuation Date for Company Stock, so long as the fiscal year of the Company ends on that date.

2.45 Year of Service means any Plan Year (including any Plan Year period preceding the Effective Date) during which an Employee has completed at least nine hundred (900) Hours of Service.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION


3.01 Participation. Each Employee who was an Eligible Employee of an Employer on January 1, 1989 and who had completed one (1) Eligibility Year of Service on the Effective Date will become a Participant in the Plan as of January 1, 1989, without further action on his or her part. Each other Employee shall become a Participant in the Plan on the first Entry Date that follows the date he or she has completed an Eligibility Year of Service.

3.02 Effect of Participation. The Committee shall notify each Eligible Employee of his or her eligibility to participate and give him or her a summary of the terms of the Plan as soon as practicable after he or she becomes eligible. Every Eligible Employee shall provide to the Committee such data as required by the Committee and be deemed to assent to the terms of this Plan and the Trust Agreement, including all prior or subsequent amendments thereto.

3.03 Cessation of Participation. A Participant will cease to be a Participant if he or she has a Break in Service for any reason.

3.04 Reemployment. A Participant who has incurred a Break in Service will be reinstated as a Participant as of his Reemployment Date. New Accounts will be established to record his or her interest in the Plan attributable to his or her service with the Employer after the Break in Service. The vesting rules applicable to that Participant's old and new Accounts are set forth in Sections 9.04 and 9.05.

                                   ARTICLE IV

                                  CONTRIBUTIONS

4.01 Employer Contributions. For each taxable year of the Company, Employers shall pay Employer Contributions to the Trustee in such amount, if any, or under such formula, if any, as the Board determines in its sole discretion. Employer Contributions for a given taxable year of the Company shall be delivered in a form acceptable to the Trustee not later than the due date for filing the Company's federal income tax return for such taxable year, including any extensions of that due date. However, Employer Contributions shall not be paid to the Trust in an amount that would cause the limitation of Sections 6.03 or 6.04 to be exceeded.

4.02 Form of Contributions. Employer Contributions may be paid to the Trust in cash or in shares of Company Stock, as the Board determines in its sole discretion, except that Employer Contributions shall be paid in cash in such amount and at such times as may be necessary or appropriate to provide the Trustee with the funds sufficient to pay in full when due any principal and interest payments required by an Exempt Loan, after the Board takes into account to the extent it in its sole discretion deems appropriate cash dividends paid to the Trust on Company Stock available to satisfy such principal and interest payments.

4.03 Return of Contributions. Employer contributions may be returned to the Employer in (but only in) the following circumstances.

         (a) In the event that any contribution to the Trust is made under a mistake of fact, the Trustee at the direction of the Company shall return such contribution to the Employer within one year after the date of payment of the contribution.

         (b) Each Employer Contribution is conditioned upon the initial qualification of the Plan under Section 401(a) of the Code. In the event that the Plan does not so qualify, the Trustee at the direction of the Company shall return such contribution to the Employer within one year after the date of the date the disqualification of the Plan becomes final and non-appealable.

         (c) Each Employer Contribution is conditioned upon the deductibility of that contribution for federal income tax purposes under Section 404 of the Code. In the event that the deduction under Section 404 of the Code is disallowed, the Trustee shall return such contribution to the Employer within one year after the disallowance of the deduction.

         (d) Upon termination of the Plan, any amounts then held in an excess holdings account maintained under Section 6.05(f) shall be returned to the Employer as provided in Section 6.05(f)(v).

4.04 Participant Contributions. No Participant shall be required or permitted to make contributions to the Plan or Trust.

                                    ARTICLE V

                           INVESTMENT OF TRUST ASSETS

5.01 Investment of Trust Assets. Trust Assets will be invested primarily in Employer Securities to the extent that such stock is available on terms which, in the judgment of the Committee, are appropriate to carry out the purposes of the Plan. Employer Contributions, and all other Trust Assets, including any cash dividends paid on Company Stock, may be used to acquire shares of Company Stock from shareholders of the Company (including former Participants) or from the Company. However, any Company Stock acquired with the proceeds of an Exempt Loan must be Employer Securities. The Trustee may invest Trust Assets not acquired with the proceeds of an Exempt Loan, as well as the Trust Assets subject to Participant-directed diversification under Section 5.05, in bank accounts, certificates of deposit, securities, short-term income funds maintained by the Trustee, or any other kinds of realty or personalty appropriate for the Trust, in accordance with the terms of the Trust Agreement, or hold Trust Assets in cash. Except as otherwise provided in this Section 5.01, the Trustee shall make all investments only upon the direction of the Committee. The Committee may direct that all of the Trust Assets be invested and held in Company Stock.

         Notwithstanding the above provisions of this Section 5.01 or Section
         5.02 or any other provision of the Plan, the initial purchase by the Trustee of shares of Company Stock using the proceeds of an Exempt Loan shall be effected by the Trustee without direction from the Committee and pursuant to the Trustee's determination (in the exercise of its reasonable judgment) that such transaction is in the best interests of Participants and is in compliance with all applicable provisions of the Code and ERISA.

5.02 Purchases of Company Stock. All purchases of Company Stock by the Trust shall be made at a price, or at prices, which, in the judgement of the Committee, do not exceed the fair market value of such Company Stock. If at any time Company Stock is not readily tradeable on an established securities market, the determination of fair market value of Company Stock for all purposes under the Plan shall be based upon the value determined by an Independent Appraiser having expertise in rendering valuations with respect to employee stock ownership plan transactions.

5.03 Sales of Company Stock. The Committee may direct the Trustee to sell or resell shares of Company Stock to any person, including the Company. However, sales to any Disqualified Person, including the Company, shall be made at a price not less than the fair market value of the Company Stock as determined in accordance with Section 5.02, and no commission shall be charged. Any such sale shall be made in conformity with
         Section 408(e) of ERISA. All sales of Company Stock by the Trustee shall be charged pro rata to the Company Stock Accounts of the Participants.

5.04     Exempt Loans.

         (a) General. Any Exempt Loan shall meet all requirements necessary to be an "exempt loan" within the meaning of Treas. Reg.
                  Section 1.54.4975-7(b)(1)(iii), and shall be primarily for the benefit of the Participants (and their Beneficiaries). The proceeds of any Exempt Loan shall be used, within a reasonable time after the Exempt Loan is obtained, only to purchase Employer Securities, repay the Exempt Loan, or repay a prior Exempt Loan. Any Exempt Loan shall provide for no more than a reasonable rate of interest, as determined under Treas. Reg.
                  Section 1.544975-7(b)(7), and must be without recourse against the Plan or Trust. The number of years to maturity under the Loan must be definitely ascertainable at all times.

         (b) Collateral. The only assets of the Plan that may be given as collateral for an Exempt Loan are shares of Employer Securities acquired with the proceeds of the Exempt Loan and shares of Employer Securities that were used as collateral on a prior Exempt Loan repaid with the proceeds of the current Exempt Loan. Any Employer Securities so pledged or otherwise acquired with the proceeds of an Exempt Loan shall be placed in a Suspense Account. No person entitled to payment under an Exempt Loan shall have recourse against the Trust Assets other than to (i) such collateral, if any; (ii) Employer Contributions in cash that are available under the Plan to meet obligations under the Exempt Loan; and (iii) earnings (including cash dividends paid on Company Stock) attributable to such collateral, if any, and to the investment of such Employer Contributions. All Employer Contributions paid during the Plan Year in which an Exempt Loan is made (whether before or after the date the proceeds of the Exempt Loan are received), all Employer Contributions paid thereafter until the Exempt Loan has been repaid in full, and all earnings from the investment of such Employer Contributions, without regard to whether any such Employer Contributions and earnings have been allocated to Participants' Other Investments Accounts, shall be available to meet obligations under the Exempt Loan unless otherwise provided by the Employer at the time any such Employer Contribution is made. Any pledge of Employer Securities must provide for the release of shares so pledged, as provided below, upon the payment of any portion of the Exempt Loan.

         (c) Suspense Account and Release of Shares. For each Plan Year during the duration of the Exempt Loan, shares of Employer Securities shall be released from the Suspense Account (and released from any pledge of Employer Securities in connection with that Exempt Loan) in an amount determined by multiplying the number of shares of Employer Securities held in the Suspense Account immediately before the release for the current Plan Year by a fraction, the numerator of which is the amount of principal and interest paid on the Exempt Loan for the Plan Year, and the denominator of which is the sum of the numerator plus the principal and interest to be paid on the Exempt Loan for all future years, or otherwise determined by any other method then permitted by the Code or regulations thereunder. The number of future years under the Exempt Loan shall be determined without taking into account any possible extension or renewal periods. In the event the interest rate under the Exempt Loan is variable, the interest to be paid in future years shall be computed by using the interest rate applicable as of the end of the Plan Year. If the Employer Securities held in the Suspense Account (or the collateral for the Exempt Loan) includes more than one class of Employer Securities, the number of shares of each class to be released for a Plan Year shall be determined by applying the same fraction to each class.

                  The Committee may, in its discretion, elect, in lieu of the formula for release of Employer Securities in the preceding paragraph, to release shares of Employer Securities from the Suspense Account solely with reference to the principal payments on the Exempt Loan made during the Plan Year. If the Committee elects to apply this principal-only method of determining the number of shares to be released from the Suspense Account, such method shall be applied throughout the period of such Exempt Loan and shall be applied in accordance with the requirements imposed by Treas. Reg. Section 1.54.4975-7(b)(8), including the following three rules:

                  (i) the Exempt Loan must provide for the annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years;

                  (ii) The interest included in any payment shall be disregarded only to the extent it would be determined to be interest under standard loan amortization tables; and

                  (iii) The alternative, principal-only method of release shall not be applicable after the time at which, by reason of a renewal, extension or refinancing of the Exempt Loan, the sum of the already-expired duration of the Exempt Loan and any extension or renewal period or the duration of the new Exempt Loan exceeds ten (10) years.

         (d) Source of Debt Service. The Trustee shall make payments of principal and interest on any Exempt Loan during a Plan Year (as directed by the Committee) only from (i) Employer Contributions, and earnings on such Employer Contributions, made to the Trust to meet the Plan's obligation under the Exempt Loan and from any earnings attributable to Employer Securities (including but not limited to, any cash dividends declared and paid with respect to Employer Securities) held in the Suspense Account (both received during or prior to the Plan Year), less such payment in prior years; (ii) the proceeds of a subsequent Exempt Loan to the Trust made to repay a prior Exempt Loan, and (iii) the proceeds of the sale of any Employer Securities held in the Suspense Account. Such Employer Contributions and earnings must be accounted for separately by the Plan until the Exempt Loan is repaid.

         (e) Credits to Company Stock Accounts. Employer Securities released from the Suspense Account by reason of the payment of principal or interest on an Exempt Loan from amounts previously allocated to Participants' Other Investments Accounts shall be credited pro rata to such Participants' Company Stock Accounts at the time the corresponding reductions are made in the balance credited to the Participants' Other Investment Accounts, subject to the restrictions of Section 6.01(c) on allocations to certain participants of Employer Securities acquired in a transaction under Section 1042 of the Code.

         (f) Employer Contributions Respecting an Exempt Loan. The Employers shall contribute to the Trust sufficient amounts, after the application of cash dividends on Company Stock for such purpose, to enable the Trust to pay principal and interest on any Exempt as they are due; subject to the limitations of Section 6.03. If those limitations make the Employer Contributions and cash dividends insufficient to enable the Trust to pay principal and interest on such Exempt Loan as they are due, then upon the Trustee's request, the Company shall:

                  (i) Make an additional Exempt Loan to the Trust under Treas. Reg. Section 54.4975-7(b)(4)(iii) in sufficient amounts to meet such principal and interest payments. Such new Exempt Loan shall also meet all the requirements of Treas. Reg. Section 1.54.4975-7(b)(1)(iii). Employer Securities released from a pledge under the prior Exempt Loan shall be pledged as collateral to secure the new Exempt Loan. Such Employer Securities shall be released form the new pledge and allocated to the Accounts of Participants in accordance with applicable provisions of the Plan. Or;

                  (ii) Purchase any Employer Securities pledged as collateral in an amount necessary to provide the Trustee with sufficient funds to meet the principal and interest repayments. Any such sale by the Plan shall meet the requirements of Section 408(e) of ERISA. Or;

                  (iii)    Any combination of the foregoing.

                  However, the Company shall not, pursuant to the provisions of this subsection, do, cause to be done, fail to do, or cause to fail to be done any act or thing if the result of such act or failure to act would disqualify the Plan as a leveraged employee stock ownership plan under the Code.

         (g) Right of First Refusal. Shares of Employer Securities acquired by the Trust with the proceeds of an Exempt Loan and distributed by the Trustee and any other Company Stock distributed by the Trustee from the Trust ("Shares") shall be subject to a right of first refusal ("Right") on the following terms. Before any further transfer, the transferring shareholder ("Seller") shall first offer the Shares in writing to the Trust and then, if refused by the Trust, to the Company, at a price equal to the greater of (i) the then fair market value of such Shares as determined in good faith by the

                  Committee, from time to time, or (ii) the purchase price offered by a buyer, other than the Company or Trustee, making a good faith (as determined by the Committee) offer to purchase such Shares. The Trust or the Company, as the case may be, may accept the offer as to part or all of the Shares at any time during a period not exceeding fourteen (14) days after receipt of such offer by the Trust, by written notice to the Seller, on terms and conditions no less favorable to the Seller than those offered by the independent third party buyer, if any. To the extent the offer is not accepted by the Trust, the Company, or both, by the end of the fourteen (14) day period, the Seller may complete the proposed transfer without regard to the Right. Any installment purchase by the Trust or the Company under the Right shall be made pursuant to a note secured by the Shares purchased, and shall bear a reasonable rate of interest as determined by the Committee. Shares of Employer Securities that are publicly traded within the meaning of Treas. Reg. Section 54.4975-7(b)(1)(iv) at the time such right may otherwise be exercised shall not be subject to the right of first refusal under this Section 5.04.

         (h) Put Option. If shares of Employer Securities acquired with the proceeds of an Exempt Loan or other Company Stock distributed by the Trustee ("Shares") are, at the time distributed, not publicly traded within the meaning of Treas. Reg. Section 1.54-4975-7(b)(1)(v) or, if publicly traded, are subject to a trading limitation, such Shares shall be subject to a put option ("Put Option") at the time of distribution on the following terms. For purposes of this paragraph, a "Trading Limitation" on a security is a restriction under any federal or state securities law, any regulation thereunder, or an agreement affecting the security, that would make the security not as freely tradable as a security not subject to restriction.

                  The Put Option shall be exercisable by the Participant or (if the Participant has died) the Participant's Beneficiary, by the donee of either, or by a person (including an estate or its distributee) to whom the Shares pass by reason of the Participant's or Beneficiary's death (a "Seller"). The duration of the Put Option shall be an initial period of sixty
                  (60) consecutive days immediately following the date the shares are distributed to the Participant or Beneficiary, and a subsequent period of sixty (60) consecutive days during the Plan Year next following the Plan Year in which the Shares were distributed. The period during which the Put Option is exercisable shall not include (and shall be extended by) any period during which the Seller is unable to exercise the Put Option because the Company is prohibited from honoring it by federal or state law.

                  The Seller under the Put Option shall have the right to cause the Company, by notifying it in writing of the Seller's election to exercise the Put Option, to purchase such Shares at their fair market value as determined by the Committee. The Trustee may, in its discretion and with the consent of the Company, cause the Trust to assume the rights and obligations of the Company to repurchase Shares under the Put

                  Option. The terms of payment of the purchase price for the Shares shall be as follows:

                  (i) If the Shares were part of a distribution to a Participant or Beneficiary within a single taxable year of such recipient of the entire balance credited to the Participant's Account (a "Total Distribution") of the Participant's Capital Accumulation, payment of the fair market value of those Shares (as of the most recent Valuation Date) shall be made in substantially equal installments (made not less frequently then annually) over a period not longer than five (5) years as elected by the Company or the Trustee purchasing the Shares. The first such installment shall be paid no later than thirty (30) days after the date of exercise of the Put Option. The unpaid installments shall bear a reasonable rate of interest, and shall be adequately secured by the Company or the Trust.

                  (ii) If the Shares were part of an installment distribution of a Participant's Capital Accumulation, payment of the fair market value of Shares (as of the most recent Valuation Date) shall be made within thirty (30) days of the exercise of the Put Option.

                  The Put Option set forth in this Section 5.04(h) shall continue to apply to shares of Employer Securities purchased by the Trust with the proceeds of an Exempt Loan as described herein, notwithstanding any amendment to or termination of this Plan that causes the Plan to cease to be a leveraged employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code. A Holder tendering Shares for payment under this Put Option shall be deemed to warrant that he, she or it has title to such Shares and that such Shares as tendered are free and clear of all liens and encumbrances.

         (i) With the exception of the Right and the Put Option, or except as otherwise required by applicable law, no Employer Securities acquired with the proceeds of an Exempt Loan shall be subject to any put, call or other option, or to any buy-sell or similar arrangement, while held by and when distributed by the Plan. The provisions of this Section 5.04(i) and the Put Option provisions of Section 5.04(h) shall be nonterminable and shall continue to apply to shares of Employer Securities purchased by the Trustee with the proceeds of an Exempt Loan as described herein notwithstanding any amendment to or termination of this Plan that causes the Plan to cease to be a leveraged employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code.

5.05 Diversification of Investments. Each Qualified Participant (defined below), by written notice to the Committee received by the Committee not later than the 90th day after the first day of a Plan Year within the Qualified Election Period (defined below) of that Qualified

         Participant, may elect to direct the Committee to diversify, as described below, that portion of his or her Accounts under the Plan determined by:

         (i) multiplying .25 (or, in the case of the last year in the Qualified Participant's Qualified Election Period, .50) by the total number of shares of Company Stock acquired by or contributed to the Plan that have ever been allocated to the Qualified Participant's Company Stock Account as of the most recent Anniversary Date before such election; and

         (ii) subtracting from the number determined under (i) above the number, if any, of shares of Company Stock with respect to which amounts were previously distributed to the Qualified Participant pursuant to any prior diversification election.

         In the event that a Qualified Participant provides notice of an election to diversify a portion of his or her Account pursuant to this
         Section 5.05, the Committee, before the 180th day after the first day of the Plan Year for which such election is be filed, shall cause the amount so elected to be transferred to the trustee of the Education Management Corporation Retirement Plan for investment as directed by the Qualified Participant. For purposes of this Section 5.05:

         (a) Qualified Participant means a Participant who has participated in this Plan for at least ten (10) years and has attained age fifty-five (55); and

         (b) Qualified Election Period of a qualified Participant means a period of six (6) Plan Years beginning with the first Plan Year in which the Participant first became a Qualified Participant.

                                   ARTICLE VI

                                   ALLOCATIONS


6.01     Allocations to Participants' Accounts.

         (a) Accounts. Separate Company Stock Accounts and Other Investments Accounts shall be established to reflect each Participant's interest under the Plan. The Committee shall keep records from which the portion of each Other Investments Accounts which at any time is available to meet Exempt Loan obligations, and the portion that is not so available, can be determined pursuant to Section 5.04.

         (b) Adjustments to Company Stock Accounts. As of each Valuation Date, the Company Stock Account maintained for each Participant shall be credited with its allocated share of Company Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind to the Trust, with Forfeitures of Company Stock, and with any stock dividends on shares of Company Stock allocated to his or her Company Stock Accounts. Company Stock acquired by the Trust with the proceeds of an Exempt Loan shall be allocated to the Company Stock Accounts of Participants as the Company Stock is released from the Suspense Account, as provided for in Section 5.04.

         (c) Nonallocation Rules for Section 1042 Sales. Notwithstanding subsection (b), if the Trust has acquired Employer Securities in a transaction for which the seller has elected favorable tax treatment under Section 1042 of the Code (a "Section 1042 Sale"), no Employer Securities acquired in that transaction, or other assets attributable to or in lieu of such Employer Securities, shall be allocated directly or indirectly, to the Accounts of:

                  (i)      such seller;

                  (ii) any individual who is related to the seller (within the meaning of Section 267(b) of the Code), or

                  (iii) any other individual who owns (directly or by attribution, after the application of Section 318(a) of the Code applied without regard to the employee trust exception in section 318(a)(2)(B)(i) of the
                           Code) more than twenty-five percent (25%) of (A) any class of outstanding stock of the Company or any Affiliate, or (B) the total value of any class of outstanding stock of the Company or of any Affiliate.

                  The restriction on allocations to persons described in clause
                  (i) or (ii) shall apply only during a nonallocation period which shall begin on the date of the Section 1042 Sale and end on the later of (A) the tenth (10th) anniversary of the date of the Section 1042 Sale, or (B) the date of the allocation attributable to the last payment of principal and/or interest on the Exempt Loan incurred with respect to the Section 1042 The restriction on allocation to persons described in clause (ii) shall not apply to Participants who are lineal descendants of the seller, except that the aggregate amount allocated to the benefit of all such lineal descendants during the nonallocation period shall not exceed five percent (5%) of the Employer Securities (or other amounts attributable to or in lieu thereof) held by the Trust attributable to a Section 1042 Sale of Employer Securities to the Trust by any person who is related (within the meaning of Section 267(c)(4) to such lineal descendants. An individual shall be restricted under clause (iii) if he or she is described by that clause at any time during the one-year period ending on the date of the Section 1042 Sale or as of the date Employer Securities are allocated to Participants.

         (d) Adjustments to Other Investments Accounts. As of each Valuation Date, each Other Investments Account maintained for a Participant will be credited (or debited) with its share of the net income (or loss) of the Trust attributable to investments other than Company Stock, with any cash dividends on Company Stock allocated to his or her Company Stock Accounts, and with Employer Contributions in cash and Forfeitures in forms other than Company Stock. Each such Other Investments Account will be debited with its share of any cash payments applied to the acquisition of Company Stock for the benefit of Company Stock Accounts or to any repayment of principal and interest on any Exempt Loan or other debt chargeable to Participants' Company Stock Accounts. However, only the portion of an Other Investments Account that is available to meet obligations under Exempt Loans, as determined under Section 5.04(a), will be used to pay principal or interest on an Exempt Loan.

6.02     Allocable Shares.

         (a) Allocations Attributable to Dividends. If cash dividends on Employer Securities allocated to Participants' Company Stock Accounts are used to repay an Exempt Loan, then before allocating under subsection (b) any other shares of Employer Securities released from the Suspense Account, there shall first be allocated to the Company Stock Account of each Participant to whose Accounts the cash dividends would have been allocated but for such Exempt Loan repayment, a number of shares of Employer Securities having a fair market value equal to the amount of cash dividends so applied.

         (b) Allocations Attributable to Company Contributions. The allocable share of Employer Contributions, Forfeitures, and (to the extent not allocated under subsection (a)) Employer Securities released from the Suspense Account, for a Participant who is entitled to such allocation for the Plan Year under subsection (c), shall be determined by multiplying the aggregate of the amounts to be allocated to Company Stock Accounts and Other Investment Accounts by a fraction, the numerator of which is the Participant's Compensation for the Plan Year, and the denominator of which is the aggregate Compensation of all Participants entitled to an allocation for the Plan Year.

         (c) Participants Entitled to Allocations. A Participant will be entitled to an allocation under this Section 6.02 if, but only if, the Participant has completed nine hundred (900) Hours of Service during the Plan Year and is employed by the Employer on the last day of the Plan Year for which the contribution is being made, or is on an authorized leave of absence or is receiving periodic severance payments on the last day of the Plan Year, or who has Retired, died or become Permanently Disabled during the Plan Year.

         (d) Time of Allocations. Employer Contributions with respect to a taxable year of the Company that are not designated to be applied to repay an Exempt Loan shall be allocated to Participants' Accounts as of the Anniversary Date of the Plan Year ending with or within such taxable year. Employer Securities that are released from the Suspense Account in accordance with Section 5.04 because of an Employer Contribution designated to be applied to repay an Exempt Loan shall be allocated to Participants' Accounts as of the Anniversary Date of the Plan Year with or within which ends the taxable year of the Company to which such Employer Contributions relate.

6.03     Maximum Additions.

         (a) General Rule. Anything herein to the contrary notwithstanding, the total Annual Additions (defined below) made to the Accounts of a Participant for any Plan Year, when combined with any similar annual additions credited to the Participant for the same period from another qualified Defined Contribution Plan maintained by the Employer or an Affiliate, shall not exceed the lesser of:

                  (i) Thirty thousand dollars ($30,000) or, if greater, one-fourth (1/4) of the specific dollar amount set forth in Section 415(b)(1)(A) of the Code as such amount may be adjusted for inflation pursuant to
                           Section 415(d)(1) of the Code, with respect to the first day of the limitation year for which the annual benefit is being calculated; or

                  (ii) Twenty-five (25) percent of the Participant's total Non-Deferred Compensation (defined below) received from the Employer or an Affiliate for such Plan Year.

                  For purposes of this Section 6.03, the Plan Year shall be the "limitation year," as defined in Section 415 of the Code and applicable regulations thereunder.

         (b) Annual Additions. For purposes of this Section 6.03, Annual Additions means for any Participant in any Plan Year, the sum of (a) Employer Contributions, (b) Forfeitures, (c) Participant contributions, if any, permitted under any other relevant Defined Contribution Plan, and (d) for purposes of the $30,000 limitation of Section 4.06(a) (but not the percent of compensation limitation of Section 4.06(b)), any Employer contributions to any individual medical account that is part of any pension or annuity plan and any amount attributable to post-retirement medical benefits allocated under a welfare benefit fund to a Key Employee (as defined in Section 13.05 of this Plan).

         (c)      Compensation. Non-Deferred Compensation, for purposes of this
                  Section 6.03 only, means a Participant's wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer including, but not limited to, commissions paid to salesmen, tips and bonuses. Non-Deferred Compensation does not include: (i) contributions made to a plan of deferred compensation to the extent that before this
                  Section 6.03 is applied, such contributions are not included in the gross income of the Participant for the taxable year in which they are made; (ii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; (iv) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the employee); or (v) Compensation in excess of the Compensation Limit described in Section 2.13.

         (d)      Other Definitions:

                  (i) Defined Benefit Plan means a plan established and qualified under Section 401 of the Code, except to the extent it is, or is treated as, a Defined Contribution Plan.

                  (ii) Defined Contribution Plan means a plan which is established and qualified under Section 401 of the Code, which provides for an individual account for each participant therein and for benefits based solely on the amount contributed to each participant's account and any income and expenses or gains or losses (both realized and unrealized) which may be allocated to such accounts.

         (e) Special Rules. Notwithstanding subsection (b), if no more than one-third of the Employer Contributions for a Plan Year are allocated to Highly Compensated Employees, Annual Additions shall not include Employer Contributions applied to the repayment of interest on any Exempt Loan or to any Forfeitures of Employer Securities acquired with the proceeds of an Exempt Loan. Notwithstanding subsection

                  (a)(i), the dollar limitation on Annual Additions to a Participant's Accounts shall be: the sum of (i) the amount determined under subsection (a)(i) above, and (B) the lesser of the amount determined under subsection (a)(i) above or the amount of the Participant's allocable share of the Employer Securities contributed to the Plan for the Plan Year or released from the Suspense Account as a result of Employer Contributions in cash applied to payments on an Exempt Loan.

         (f) Priority of Reduction. In the event a Participant is covered by one or more other Defined Contribution Plans maintained by the Employer, then the limitations of this Section 6.03 will be applied to Annual Additions under all such plans in the aggregate to ensure that all such plans will remain qualified under the Code. But notwithstanding anything else in this Plan or in the other Defined Contribution Plan to the contrary: (i) for the Plan Year ending December 31, 1989, the maximum Annual Additions as described above for this Plan shall be decreased as necessary before the reduction of Annual Additions under such other Defined Contribution Plans, and (ii) for any later Plan Year, the maximum Annual Addition as described above for this Plan shall not be decreased until the Annual Additions under the other Defined Contribution Plan(s) have been reduced to elimination.

         (g) Excess Annual Additions. If for any Plan Year the Annual Additions for a Participants' Accounts exceed the maximum Annual Addition permitted by this Section (or Section 6.04) as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's annual Compensation or Non-Deferred Compensation, or such other facts and circumstances as justify this treatment under Section 415 of the Code and regulations thereunder, the excess Annual Additions (the "Annual Excess") shall not be allocated to such Participant's Account but shall be treated as follows:

                  (i) The Annual Excess shall be allocated and reallocated to the Accounts of other Participants entitled to an allocation for such Plan Year, subject to the limitations on Annual Additions to the Accounts of such other Participants for such Plan Year'

                  (ii) If after the application of clause (i) an Annual Excess remains, the Annual Excess will be held unallocated in an excess holding account, which will be allocated and reallocated among Participants in the next Plan Year, and each succeeding Plan Year, if necessary, in the manner provided in Section 6./01.

                  (iii) No Employer Contributions shall be made to the Plan as long as amounts remain credited to an excess holding account.

                  (iv) If an excess holding account is in existence at any time during a Plan Year, none of the Trust Assets' investment gains and losses for such year shall be allocated to the excess holding account.

                  (v) If upon termination of the Plan there remains any amount properly allocated to an excess holding account, such account shall revert to the Employer.

6.04     Defined Contribution and Defined Benefit Plan Fraction

         If a Participant is a participant in a Defined Benefit Plan maintained by the Employer or an Affiliate, the sum of his defined benefit plan fraction and his defined contribution plan fraction for any Limitation Year may not exceed 1.0. Limitation Year shall mean the Plan Year.

         For purposes of this Section 6.04, the term "defined contribution plan fraction" shall mean a fraction, the numerator of which is the sum of all of the annual additions to the Participant's individual account under this Plan and any other Defined Contribution Plans of the Employer as of the close of the Plan Year and the denominator of which is the sum of the lesser of the following amounts determined for such Plan Year and for each prior Plan Year of employment with the Employer:

         (a) the product of 1.25 multiplied by the dollar limitation calculated pursuant to Section 4.06(a) in effect for such year determined without regard to Section 415(c)(6) of the Code; or

         (b) the product of 1.4 multiplied by the amount calculated pursuant to Section 4.06(b) with respect to such individual under the Plan for such Plan Year.

         For purposes of this Section 4.08, the term "defined benefit plan fraction" shall mean a fraction, the numerator of which is the Participant's projected annual benefit (as defined in the said Defined Benefit Plan) determined as of the close of the Plan Year and the denominator of which is the lesser of:

         (a) the product of 1.25 multiplied by the dollar limitation in effect pursuant to Section 415(b)(1)(A) of the Code for such Plan Year; or

         (b) the product of 1.4 multiplied by the amount which may be taken into account pursuant to Section 415(b)(1)(B) of the Code with respect to such individual under the Plan for such Plan Year.

         For purposes of this Section 6.04 and Section 6.03, all Defined Contribution Plans of the Employer or an Affiliate (whether or not terminated) shall be treated as one Defined Contribution Plan and all Defined Benefit Plans of the Employer or an Affiliate (whether or not terminated) shall be treated as one Defined Benefit Plan.

         The limitation on aggregate benefits from a Defined Benefit Plan and a Defined Contribution Plan which is contained in Section 2004 of ERISA and Section 415(e) of the Code shall be complied with by a reduction (if necessary) in the Participant's benefits under that Defined

         Benefit Plan (in accordance with the provisions of the said plan) and his benefits herein shall not be affected by such aggregate limitation.

6.05 Allocation of Net Income (or Loss) of the Trust. The net income (or loss) attributable to Trust Assets for each Plan Year shall be determined as of each Valuation Date. Each Participant's allocable share of the Trust's net income (or loss) attributable to Trust Assets shall be allocated to his Other Investments Account in the ratio in which the credit balance of such Account on the preceding Anniversary Date (reduced by the amount of any distribution of Capital Accumulation from such Account) bears to the aggregate sum of the Other Investment Account balances for all Participants as of that date. The net income (or loss) includes the increase (or decrease) in the fair market value of Trust Assets (other than Company Stock), interest income, dividends (other than cash dividends on Company Stock used to repay an Exempt
         Loan) and other income (or loss) attributable to Trust Assets (other than allocated Company Stock), since the preceding Anniversary Date. For purposes of computing net income (or loss), interest paid on any Loan or installment sales contract for the acquisition of Company Stock by the Trustee shall be disregarded.

6.06 Accounting for Allocations. The Committee shall adopt accounting procedures for the purposes of making the allocations, valuations, and adjustments to Participants' Accounts provided for in this Article and
         Section 5.04. Except as provided in Treas. Reg. 1.54-4975-1(b)(2)(ii), allocations of Company Stock shall be made separately for each class of stock, and the Committee shall maintain adequate records of the cost basis of all shares of Company Stock allocated to each Participant's Company Stock Accounts. From time to time, the Committee may modify the accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan and the provisions of this Section. Annual valuations of Trust Assets shall be made at fair market value.

6.07 Errors in Allocations. Upon the discovery of any error or miscalculation in the valuation of an Account or allocations thereto or debits therefrom, the Committee shall correct the same insofar as, in the Committee's discretion, the correction is feasible, and any gain or loss resulting therefrom shall be treated as income or expense to be credited or charged to the Trust Assets in the year in which such correction is made. Any correction so made shall not otherwise change the value of any other Participant's Account as such value was determined at the time such error or miscalculation was made.

                                   ARTICLE VII

                         EXPENSES OF THE PLAN AND TRUST

7.01 Expenses. All expenses of establishing and administering the Plan shall be paid by the Company, and if not paid by the Company, shall be charged against the Trust Assets.

7.02 Allocation of Expenses Among Employers. Any Employer other than the Company shall reimburse the Company its share of costs and expenses paid by the Company for any Plan Year, determined in the proportion that the amount of Employer Contributions from each such Employer for such Plan Year bears to the aggregate Employer Contributions from all Employers for that Plan Year.

                                  ARTICLE VIII

                              VOTING COMPANY STOCK

8.01 Trustee's Powers and Duties. All Company Stock held in the Trust shall be voted by the Trustee only in such manner as provided pursuant to this Article VIII.

8.02     Voting of Shares.

         (a) Participant Direction if Securities are Listed. If any class of Company Stock is required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended, each Participant in the Plan shall be entitled to instruct the Committee as the manner in which any shares of Company Stock allocated to his or her Company Stock Account on the record date for any vote of shareholders shall be voted, but only to the extend required under Section 409(e) of the Code. In addition, as to any shares of Company Stock acquired by the Trust with the proceeds of an Exempt Loan with respect to which the lenders exclude from federal taxable income a portion of the interest pursuant to Section 133 of the Code, to the extent required under Section 133(b)(7)(A) of the Code, each Participant shall be entitled to instruct the Committee as to the manner in which any such shares of Company Stock allocated to his or her Company Stock Account shall be voted. Except as otherwise provided in this Section 8.02(a), voting rights with respect to shares of Company Stock held in the Trust shall be governed by the provisions of Section 8.02(b).

         (b) Participant Direction Respecting Certain Transactions. With respect to any vote of shareholders on any corporate merger, consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets, or a similar transaction, each Participant shall be entitled to instruct the Committee as to the manner in which the shares of Company Stock allocated to his or her Company Stock Account on the record date for such vote shall be voted, but only to the extent required by Sections 401(a)(22) and 409(e) of the Code and regulations thereunder.

         (c) Voting Undirected and Unallocated Shares. On any occasion on which the stockholders of the Company vote, any allocated Company Stock with respect to which voting instructions are not received from Participants and all Company Stock that is not then allocated to any Participant's Company Stock Account shall be voted by the Trustee in the same manner determined by the Committee, provided that such determination is consistent with ERISA.

         (d) Committee Voting Direction. The Trustee shall vote all shares of Company stock not then allocated to the accounts of Participants in the manner directed by the Committee, to the extent that such direction is, in the judgment of the Trustee, consistent with ERISA.

                                   ARTICLE IX

                              CAPITAL ACCUMULATION

9.01 Capital Accumulation. Upon termination of a Participant's employment with his or her Employer, or upon incurring a Break in Service, a Participant (or, in the case of the Participant's death, his or her Beneficiary) shall have a vested (nonforfeitable) interest in all, a part, or none of the final balances in his or her Accounts in accordance with Sections 9.02 and 9.03. A Participant's (or his or her Beneficiary's) Capital Accumulation shall be determined as set forth below as soon after his or her employment ends as practicable.

9.02 Retirement, Death or Permanent Disability. Upon attaining age sixty-five (65) or upon his or her death, Permanent Disability or Retirement, a Participant shall have a nonforfeitable right to one hundred percent (100%) of the balances credited to his or her Accounts. In such a case, the Participant's Capital Accumulation shall be determined as of the Anniversary Date coinciding with or next following such Participant's death, Permanent Disability or Retirement date, as the case may be, and he or she shall be entitled to receive an allocation of Employer Contributions and Forfeitures as described in
         Section 6.02 for the Plan Year in which his or her employment ends.

9.03 Other Termination of Service and Vesting. If a Participant's employment with the Employer ends for any reason other than death, Permanent Disability or Retirement, his or her Capital Accumulation shall be determined as of the Anniversary Date coinciding with or next following his or her termination date. His or her Capital Accumulation shall be determined in accordance with the following vesting schedule:

                                              Vested
                  Years of Service          Percentage
                  ----------------          ----------
                  Less than 3 years              0%
                  3 years                       20%
                  4 years                       40%
                  5 years                       60%
                  6 years                       80%
                  7 years or more              100%

         For purposes of this Section 9.03, a Participant's Years of Service shall include all Years of Service with the Company or any Affiliate.

9.04 Forfeitures. Any portion of the final balance in a Participant's Accounts that is not vested and does not become part of his or her Capital Accumulation shall become a Forfeiture in accordance with this
         Section 9.04. The amount of the Forfeiture shall first be deducted from the Participant's Other Investments Accounts. If Forfeiture of the Participant's Other Investments Account is not sufficient to reduce the fair market value of his or her Capital

         Accumulation to the percentage of the total value of his or her Accounts determined under Section 9.03, the remainder of the Forfeiture shall be deducted from the Participant's Company Stock Account. If a Participant's Company Stock Account includes more than one class of Company Stock, the Forfeiture shall consist of the same proportion of each class of stock. All Forfeitures shall be reallocated to the Accounts of the remaining Participants pursuant to Section 6.02 as of the Anniversary Date of the Plan Year in which the Participant incurs five (5) consecutive Breaks in Service.

         If distribution of a Participant's Capital Accumulation occurs before he or she incurs five (5) consecutive Breaks in Service, and if the Participant is not one hundred percent (100%) vested in his or her account balances, the nonvested portion of such Accounts that is not distributed will continue to be held in his or her Accounts under the Plan, and shall become a Forfeiture only on the Anniversary Date of the Plan Year in which the Participant incurs five (5) consecutive Breaks in Service. Such Accounts shall continue to receive allocations of the net income (or loss) of the Trust, but shall not be entitled to an allocated share of Employer Contributions, Forfeitures or Employer Securities released from the Suspense Account. At any given time thereafter, the Participant's vested interest ("X) in such Accounts shall be determined in accordance with the following formula:

                               X = P(AB + D) - D,

         where P is the vested percentage based on the Participant's Years of Service at the given time, AB is the total of the Account balances at the time, and D is the amount of the Capital Accumulation previously distributed.

9.05 Certain Reemployed Participants. If a Participant incurs five (5) or more consecutive Breaks in Service, all Years of Service after such Breaks in Service shall be disregarded when determining such Participant's Capital Accumulation for the period of service before such Breaks in Service. If the Participant incurs five (5) or more consecutive Breaks in Service, all Years of Service before such Breaks in Service shall be disregarded when determining such Participant's Capital Accumulation for the period of service after such Breaks in Service, unless either (i) the Participant had vested Capital Accumulation at the time the Participant's Break in Service began, or
         (ii) upon returning to service the number of consecutive Breaks in Service incurred by the Participant is less than the greater of (A) five (5) and (B) the number of Years of Service before such Breaks in Service.

                                    ARTICLE X

                                  DISTRIBUTIONS

10.01 Time of Distribution to Participants. Distribution of a Participant's Capital Accumulation shall generally be made, or begin, under subsection (a) or (b) below, whichever is applicable, unless an earlier date for distribution is specified by subsection (c) or (e) below, or a Participant whose Capital Accumulation exceeds $3,500 elects to defer receipt of his or her distribution under subsection (d) below.

         (a) Retirement, Death or Disability. A Participant whose employment ends on or after he or she becomes eligible for Retirement, or is Permanently Disabled, or dies, shall receive, or begin to receive, his or her Capital Accumulation as soon as practicable and in no event later than one year after the end of the Plan Year in which his or her employment ends.

         (b) Other Separation from Service. A Participant whose employment ends for reasons or under circumstances other than as described in subsection (a) shall receive, or begin to receive, his or her Capital Accumulation within or beginning within one year after the end of the Plan Year that is the fifth Plan Year after the Plan Year in which the Participant's employment ends, unless the Participant is reemployed by the Employer before the time for such distribution. However, if the Participant's Capital Accumulation includes shares of Employer Securities acquired with the proceeds of an Exempt Loan, and if his or her Capital Accumulation is greater than $3,500, no distribution shall be made until one year after the end of the Plan Year in which such Exempt Loan is repaid in full.

         (c) Age 65. Unless a Participant otherwise elects pursuant to subsection (d) below or earlier distribution is required by subsection (e) below, distribution of benefits will begin no later than the sixtieth (60th) day after the close of the Plan Year in which occurs the latest of the following events: (i) the Participant attains age sixty-five (65); (ii) the tenth
                  (10th) anniversary of the date on which the Participant became a Participant in the Plan; or (iii) the termination of the Participant's service with the Employer.

         (d) Election to Defer. If the Participant's Capital Accumulation is more than $3,500 the Participant shall have the right to defer the date of distribution of his or her benefit. The Committee shall give the Participant written notice of this right, and if the Participant does not then elect a current distribution by giving his or her consent in writing within 60 days of such notice, his or her Capital Accumulation shall be retained in the Trust until the earlier of the date on which the Participant dies, requests a distribution in writing or attains age sixty-five (65).

         (e) Age 70-1/2. In all events, distribution of the benefits of any Participant who reaches age 70-1/2 shall begin not later than April 1 of the year after the calendar year in which the Participant reaches age 70-1/2 regardless of his or her continued employment, or consent to distribution, or whether an Exempt Loan has been repaid. In addition, a Participant shall be entitled to a total distribution of his or her Individual Account on or after the date the Participant attains age 70 1/2, without regard to whether that Participant has yet retired. Upon request by the Participant, the Administrator shall direct the Trustee to distribute to the Participant such amount in accordance with this Article X.

10.02 Benefit Forms for Participants. Except as otherwise provided in subsection (a) or (b) below, a Participant's Capital Accumulation shall, at the election of the Participant, be paid to him or her in either a single distribution or in five (5) annual installments. In the event of an installment distribution, each installment shall be equal to (i) the number of shares of Company Stock credited to the Participant's Company Stock Account and the balance credited to the Participant's Other Investments Account, each divided by (ii) the number of installments which remain to be paid (including the current installment being computed). Notwithstanding the foregoing:

         (a) If the Capital Accumulation payable to a Participant does not exceed $3,500, or if the Capital Accumulation becomes payable as a result of the Participant's death regardless of the amount, the Participant (or if the Participant has died, his or her Beneficiary) shall receive the Participant's Capital Accumulation in a single sum.

         (b) Except as otherwise provided in subsection (a) with respect to Participants whose Capital Accumulation does not exceed $3,500, the single distribution (lump sum) form of payment shall not be available to a Participant whose termination of employment occurs for reasons other than Retirement, Permanent Disability or death; provided, however, that the limitation set forth in this subsection shall become effective only upon the receipt by the Company of a determination letter from the Internal Revenue Service to the effect that such limitation does not adversely affect the qualification of the Plan under
                  Section 401(a) and other applicable provisions of the Code and Treasury Regulations.

10.03 Benefit Forms for Beneficiaries. If a Participant's employment is ended by death, or if a terminated Participant has a Capital Accumulation that has not been fully distributed at the time of his or her death, the Participant's remaining Capital Accumulation shall be paid to his or her Beneficiary in a single lump sum, within one year after the end of the Plan Year in which the Participant died.

10.04 Distribution in Cash or Company Stock. A Participant's benefits shall generally be paid in cash. In connection with such distribution, the Committee shall cause the Participant's Company Stock Account to be converted into cash based upon the then fair market value of such Company Stock, with the resulting cash and the balance of the Other Investments

         Account paid to the Participant or his or her Beneficiary. However, a Participant or his or her Beneficiary, as the case may be, shall have the right to demand that the Participant's benefits attributable to this or her Company Stock Account and his Other Investments Account be paid in the form of shares of Employer Securities, provided such a request is made in writing within sixty (60) days after the Committee finishes notice of the Participant's right to elect the stock distribution. In that event, the Committee shall cause the Participant's Other Investments Account and any shares of Company Stock other than Employer Securities in the Participant's Company Stock Account to be converted into or exchanged for shares of Employer Securities and distributed to the Participant or his Beneficiary along with any shares of Employer Securities held in the Participant's Company Stock Account, provided that the value of any fractional share shall be paid in cash.

10.05 Delay in Benefit Determination. If the Committee is unable to determine the benefits payable to a Participant or Beneficiary on or before the latest date prescribed for payment, or in the event that an appraisal of shares in respect to which a distribution is to be made is not completed within a reasonable time before such date, the benefits shall be paid within 60 days after the date they can first be determined.

10.06 Designated Beneficiaries. Distribution of a Participant's Capital Accumulation will be made to the Participant, if living, and if not, to his or her Beneficiary. In the event of a Participant's death, his or her Beneficiary shall be his surviving spouse, if living, or if none, his or her estate unless the Participant designated a Beneficiary other than his or her surviving spouse or estate. A Participant may designate a Beneficiary and/or contingent Beneficiaries and may change such designation from time to time, in writing signed by the Participant and delivered to the Committee during the Participant's lifetime. However, a Participant's designation of a Beneficiary other than his or her spouse will not be effective unless the Participant's spouse consents to such designation in writing, witnessed by a notary public, signed by the spouse and delivered to the Committee during the Participant's lifetime. If the Participant establishes to the satisfaction of the Committee that such written consent cannot be obtained because there is no spouse or the spouse cannot be located, the written statement of the Participant delivered to the Committee during the Participant's lifetime will be deemed sufficient. The consent of a spouse will be valid only with respect to the spouse who signs the consent, or for a deemed consent, the designated spouse. A Participant may revoke his or her designation of Beneficiary at any time without the consent of his or her spouse, and may make a new designation of Beneficiary with the consent of his or her spouse, if applicable, in writing signed by the Participant and delivered to the Committee during the Participant's lifetime. The number of such revocations shall not be limited. However, the consent of a spouse as to a Beneficiary shall be irrevocable unless and until the Participant revokes his or her designation of such Beneficiary.

10.07 Additional Minimum Distribution Requirements. All benefit distributions shall be subject to the following additional requirements.

         (a) Duration of Benefit Payments. The distribution of benefit payments to each Participant shall be made in accordance with the minimum distribution requirements of Section 401(a)(9) of the Code and regulations thereunder, over a period not extending beyond the life expectancy of the Participant or the joint life expectancy of the Participant and a designated beneficiary, except that in no event shall the period of distribution exceed that otherwise permitted under the Plan.

         (b) Death of Participant Before Benefits Commence. In the event that a Participant dies before the commencement of benefits under the Plan, the entire interest of the Participant under the Plan (if any) shall be distributed not later than the last day of the calendar year in which occurs the fifth anniversary of the death of the Participant or, where any portion of the Participant's benefit is to be paid to (or for the benefit of) the Participant's surviving spouse or other designated Beneficiary, such benefit must commence not later than the last day of the calendar year following the calendar year in which the Participant's death occurred and be paid over a period not exceeding the life (or life expectancy) of the surviving spouse or designated Beneficiary, except that where the Beneficiary is the Participant's surviving spouse, payments to the surviving spouse need not begin before the date on which the Participant would have attained age 70-1/2. However in no event shall the beginning date or period of distribution exceed that otherwise permitted under the Plan.

         (c) Death After Start of Benefits. If the distribution of benefits under this Plan has begun and the Participant dies before his or her entire interest has been distributed to him or her, the remaining part of such interest will be distributed to the surviving payee no less rapidly than under the method of distribution that was in effect on the date of the Participant's death.

         (d) Incidental Benefits. In the event that payment under this Plan is to be made to someone other than the Participant or jointly to the Participant and his or spouse or other payee, such payments shall conform to the incidental death benefit rules of Section 401(a)(9)(G) of the Code and Treas. Reg. 1.1401(a)(9)-2. In addition, all distributions from the Plan shall conform to the rules of this Section and Section 401(a)(9) of the Code and regulations thereunder to the extent not in conflict with any other provision of the Code.

10.08 Direct Rollover of Eligible Rollover Distributions. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (a) Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (b) Eligible Retirement Plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in
                  section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         (d) Direct Rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

10.09 Unclaimed Benefits. If the Committee is unable to ascertain the whereabouts or identity of a Participant, a Participant's spouse or other Beneficiary, or legal representative thereof, who is entitled to a distribution which is due or required to commence under this Article X, after having sent proper notification by registered mail to such person's last known address and when no claim for such benefits has been filed with the Committee before the end of five (5) years following the date distribution is due or required to commence, then, unless otherwise prohibited by law, the distribution otherwise payable shall be forfeited and such Forfeiture shall be reallocated as provided in Section 6.02. In the event that the Participant (or spouse or Beneficiary, if applicable) requests a distribution after a Forfeiture has occurred under this Section, the amount of such Forfeiture shall be restored to the Participant's Accounts through a special Employer Contribution.

                                   ARTICLE XI

                               PLAN ADMINISTRATION

11.01 Named Fiduciaries. The Committee and the Company shall each be a "named fiduciary" within the meaning of Section 402 of ERISA, but each such party's role and responsibility as a named fiduciary shall be limited solely to the exercise of its own authority and discretion, as defined under the terms of this Plan, to control and manage the operation and administration of the Plan (other than authority and discretion assigned under this Plan, or delegated pursuant thereto, to the Trustee). A named fiduciary may designate other persons who are not named fiduciaries to carry out its or their fiduciary responsibilities under this Plan, and any such person shall become a fiduciary under the Plan with respect to such delegated responsibilities. In the event of such designation, the named fiduciary shall not be liable for an act or omission of the designee in carrying out responsibilities delegated to him or her except to the extent provided in Section 405 of ERISA.

11.02 Fiduciary Limitations. Named fiduciaries under the Plan, as well as the Trustee and any other person who may be a fiduciary by virtue of
         Section 3(12) of ERISA, shall exercise and discharge their respective fiduciary powers and duties in the following manner:

         (a) By acting solely in the interest of the Participants and their Beneficiaries;

         (b) By acting for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Trust and the Plan;

         (c) By acting with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

         (d) By otherwise acting in accordance with this Plan and the Trust Agreement to the extent consistent with Title I of ERISA.

11.03 Company's Responsibilities. The Company, acting by duly adopted resolution of its Board and in its capacity as sponsor of the Plan and settlor of the Trust and not as a fiduciary, shall have the authority to amend or terminate the Plan pursuant to Article XII and to determine the amount of the Employer Contributions to the Plan pursuant to
         Article IV. The Company, acting by duly adopted resolution of its Board and in its capacity as named fiduciary, shall have the authority to appoint and remove the Trustee and the members of the Committee. Whenever the Company is permitted or required to do or perform any act under this Plan, it shall be duly and properly done or performed if done and performed by any officer authorized by duly adopted resolution of the Board to take actions of that type respecting this Plan. To enable the Committee to perform its duties, the Company shall supply completely and timely all information that the Committee may from time to time request.

11.04 Trustee's Responsibilities. The Trustee shall have, to the extent set forth in the Trust Agreement, authority and discretion to receive, hold and distribute Trust Assets, fiduciary responsibilities in connection with the exercise of such authority and discretion, and a duty to issue reports and otherwise to account to the Company and the Committee. Notwithstanding anything set forth in this Plan or Trust Agreement to the contrary, the Trustee shall be subject to the directions of the Company and other Employers or of the Committee only to the extent such directions are (a) delivered in writing to the Trustee, (b) executed by party previously authorized and (c) are proper, made in accordance with the terms of the Plan and the Trust Agreement and are not contrary to ERISA. All Employer Contributions shall be paid over to the Trustee and, together with accretions thereto, shall be invested by the Trustee in accordance with the directions permitted in this Plan and Trust Agreement.

11.05 Appointment of Committee. This Plan shall be administered by a Committee appointed by the Board to serve at its pleasure and without compensation. A member of the Committee may be removed by the Board at any time with or without cause upon ten (10) days written notice from the Board, and any member of the Committee may resign by delivering his or her written resignation to the Board.

11.06 Committee Responsibilities. The Committee shall have the following responsibilities:

         (a) Powers and Duties. The Committee shall be the Plan Administrator under Section 414(g) of the Code and under
                  Section 3(16)(A) of ERISA. Subject to the provisions of the Plan and the Trust Agreement, and to such restrictions as the Board may impose, the Committee shall have the power to interpret and construe the provisions of the Plan, to supply omissions, to resolve all disputed or uncertain issues of fact relevant to the rights of Participants and Beneficiaries under the Plan, and to establish rules and regulations for the interpretation and administration of the Plan and transaction of its business, including, among other things, provisions for determining who are Participants, what constitutes a Year of Service and Compensation, allocation to Participants of Employer Contributions, Forfeitures, and income (or loss), and valuation of the Trust Assets. All such interpretative and administrative decisions, and rules and regulations, shall be conclusive and binding on all persons having an interest in or under the Plan.

         (b) Records and Reports. The Committee shall be responsible for keeping a record of all its proceedings and actions and shall maintain, or cause its delegees to maintain, all such books of account, records, and other data as shall be necessary to administer the Plan and to meet the disclosure and reporting requirements of ERISA.

         (c) Compensation. No member of the Committee who is an Employee of an Employer shall receive any compensation form the Company, any other Employer, the Plan or the Trust for his or her services as a member of the Committee.

         (d) Committee Procedures. The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as Chairman, who shall also be the Plan's agent for service of legal process, and appoint a Secretary, who may or may not be a Committee member. The Committee may adopt such regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by majority vote of the number then constituting the Committee, including actions taken without a meeting.

         (e)      Distributions of Benefits.

                  (i) Direction to the Trustee. The Committee shall issue directions to the Trustee concerning all benefits that are to be paid from the Trust pursuant to the Plan, and shall warrant that all such directions are in accordance with this Plan.

                  (ii) Application by Participants. The Committee may require a Participant to complete and file with it an application for the payment of benefits under the Plan and any other forms deemed necessary and desirable by the Committee for the proper administration of the Plan, and furnish all pertinent information requested by the Committee. The Committee may rely upon all such information as furnished it, including the Participant's current mailing address.

                  (iii) Participant's Incapacity. Whenever in the written and certified opinion of one or more qualified physicians or psychiatrists selected by or satisfactory to the Committee, or by adjudication of a court of competent jurisdiction, a person entitled to receive a payment hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Committee may direct the Trustee to make payments (A) to such person, or (B) to his or her legal representative. Any payment in accordance with this clause shall be a complete discharge of any liability for the making of such payment under this Plan.

         (f) Claims Procedure. Any claim by a Participant or Beneficiary (a "Claimant") shall be filed in writing with the Company's benefits department as agent for the Committee. The Committee shall determine all facts which are necessary to establish the right of the Claimant to benefits under the Plan and the amount thereof. The Committee shall notify the Claimant in writing of any adverse decision with respect to his or her claim within ninety (90) days after its submission. The notice shall be written in a manner calculated to be understood by the applicant and shall include:


                  (i)      The specific reason or reasons for the denial;

                  (ii) Specific references to the pertinent Plan provisions on which the denial is based;

                  (iii) A description of any additional material or information necessary for the applicant to perfect the claim and an explanation why such material or information is necessary; and

                  (iv)     An explanation of the Plan's claim review procedures.

                  If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the initial ninety (90) day period. In no event shall such extension exceed ninety (90) days. Any Claimant whose claim has been denied, or his or her duly authorized representative, may (A) appeal to the Committee in writing within sixty (60) days after receipt of the notice of denial for a full review of the decision by the Committee; (B) review pertinent documents; and (C) submit issues and comments in writing. The decision by the Committee following such review shall be made no later than sixty (60) days after the date of receipt by the Committee of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred and twenty (120) days after receipt of a request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original sixty (60) day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the Claimant, and shall include specific references to the provisions of the Plan on which such denial is based. and shall be conclusive as to all persons affected thereby.

         (g) Bonding. The Committee shall arrange for bonding of Plan officials as required by Section 412 of ERISA, but no bonding in excess of the amount required by Section 412 of ERISA shall be required by this Plan.

11.07 Indemnification. To the extent permitted by the applicable state laws of the State of Delaware (for periods before May 1, 1991, when the Company was EMC Holdings, Inc.) or the Commonwealth of Pennsylvania (for periods from and after May 1, 1991 when the Company is Education Management Corporation) and ERISA, the Company shall indemnify the members of the Committee, any present or former member of the Board, or any other officer or employee of the Company or an Affiliate, against any and all claims, losses, damages, expenses (including legal fees), fines, penalties, and liabilities arising out of the acts, omissions, and conduct as a fiduciary (as defined in Section 3(21) of ERISA) with respect to the Plan, except to the extent that such person shall be determined to be liable by a court of competent jurisdiction for his own gross negligence or willful misconduct. The foregoing rights of indemnification shall be in addition to such other rights as the above persons may enjoy, whether as a matter of law or by reason of insurance coverage of any kind or otherwise.

                                   ARTICLE XII

                      AMENDMENT AND TERMINATION OF THE PLAN

12.01 Amendment of the Plan. The Company shall have the right at any time, with prospective or retroactive effect, by duly adopted resolution of the Board, to modify, alter or amend the Plan in whole or in part; provided, however, that:

         (a) no amendment shall deprive any Participant of any benefit to which he or she has a nonforfeitable right under Article IX of this Plan;

         (b) except as permitted by regulations under Section 411(d)(6) of the Code, no amendment shall eliminate or reduce any benefit described in Section 411(d)(6)(A) of the Code or any early retirement benefit or retirement-type subsidy or optional form of benefit or add or adversely modify conditions relating to such benefits; unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment; and

         (c) no amendment shall make it possible for any part of the Trust Assets or its income to be used for, or diverted to, purposes other than the exclusive benefit of the Participants.

         Any amendment shall become effective as of the date stated therein upon delivery of a written instrument, executed by order of the Board, to the Trustee and the endorsement by the Trustee of its receipt.

12.02 Mandatory Amendments. Notwithstanding the provisions of this Article XII or of any other provision of this Plan, any amendment may be made, retroactively if appropriate, that the Company deems necessary or appropriate to conform the Plan to, or satisfy the conditions of any law, government regulation or ruling, and to permit the Plan to meet the requirements for qualification under Section 401(a) of the Code as a leveraged employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, and to permit the Trust to meet the requirements for tax-exempt status under Section 501 of the Code.

12.03 Termination of the Plan. The Company expects to continue the Plan indefinitely, but continuance is not assumed as a contractual obligation of the Company. The Company reserves the right to terminate the Plan and Trust in whole or in part at any time, with prospective or retroactive effect, by duly adopted resolution of the Board, accompanied by delivery of written notice of such termination to the Committee and to the Trustee. Each Employer reserves the right by duly adopted resolution of its own board of directors to terminate the participation of its Employees under the Plan, and the Board may terminate the participation of any Employer pursuant to Section 14.03 of the Plan. No such termination may have an effect prohibited by subsection (a), (b) or (c) of Section 12.01.

12.04 Employee Nonforfeitable Rights. Upon termination (or partial termination) of the Plan within the meaning of Section 411(d)(3) of the Code, or a complete discontinuance of Employer Contributions, each Participant (or in the case of a partial termination, each Participant affected), shall have a nonforfeitable right to one hundred percent (100%) of the balance in each of his or her Accounts as of the date of termination, partial termination, or complete discontinuance.

12.05 Distribution Upon Termination. In the event of termination of the Plan pursuant to Section 12.03, the assets then held in the Trust under the Plan shall be distributed to the Participants in accordance with
         Article X, either, in the sole discretion of the Committee, based upon a Participant's actual termination of service or as if such Participant's termination of service occurred as of the date the Plan terminated; provided, however, the Trustee shall not be required to make such distribution before the Company receives a favorable written determination from the Internal Revenue Service with respect to the qualified status of the Plan, as terminated, under Section 401(a) of the Code and the tax-exempt status of the Trust under Section 501(a) of the Code, or the Company agrees, in an agreement acceptable to the Trustee, to indemnify the Trustee for any liability it may incur by reason of such distribution constituting a violation of ERISA or the qualification requirements of the Code.

                                  ARTICLE XIII

                            TOP-HEAVY PLAN PROVISIONS

13.01 Application. This Article XIII shall apply only if the Plan becomes "top-heavy" (as defined in Section 416(g) of the Code), aggregating this Plan and any other qualified plan sponsored by the Employer or an Affiliate in which a key employee is a Participant and each other plan of the Employer or an Affiliate (including any terminated Plan that covered a key employee and was maintained within the five (5) year period ending on the determination date) which enables this Plan or any plan in which a key employee participates to meet the requirements of Sections 401(a)(4) or 410(b) of the Code ("required aggregation group"). In addition, the Committee may elect to include with the required aggregation group any other plan or plans of the Employer or an Affiliate not required to be included in the required aggregation group so long as their inclusion as a part of the group would not cause such group to fail to meet the requirements of Section 401(a) and 410 of the Code ("permissive aggregation group").

         A plan is top-heavy, generally, if more than sixty percent (60%) of the value of the Accounts of Participants in this Plan (disregarding the Accounts of those Participants who have performed no service for the Employer during the five (5) year period ending on the determination date) and the accrued benefit of any member in any defined benefit plan maintained by his Employer or an Affiliate as of any "determination date" (the last day of the prior Plan Year), is attributable to key employees. Computation of the top-heavy ratio shall be determined in accordance with Section 416(g) of the Code. The present value of accrued benefits in any Employer or Affiliate sponsored defined benefit plan shall be determined on the valuation date used for computing Plan costs under Section 412 of the Code and shall be determined on the basis of the actuarial assumptions specified in such defined benefit plan for purposes of making the top-heavy determination. If the Plan becomes top-heavy as of any determination date, then effective in the next succeeding Plan Year, the provisions of this Article XII shall apply.

13.02 Special Vesting Rule. Notwithstanding the provisions of Article V hereof to the contrary, a Participant shall be fully vested in the balance of his or her Account upon the completion of six (6) rather than seven (7) Years of Service as determined in accordance with the following schedule:

                  Years of Service          Vested Percentage
                  ----------------          -----------------
                  Less than 2 years                 0%
                  2 years                          20%
                  3 years                          40%
                  4 years                          60%
                  5 years                          80%
                  6 or more years                 100%

         If the Plan becomes a top-heavy plan and subsequently ceases to be such:

         (i) any balance of the Participant's Account which was vested before the Plan ceased to be top-heavy shall remain vested; and

         (ii) any Participant with three (3) or more years of Service shall be given the option to remain under the top-heavy vesting schedule contained in this Section 13.02, in lieu of the vesting schedule contained in Article V.

13.03 Special Minimum Contribution. Notwithstanding the provisions of the Plan hereof to the contrary, each Participant of this Plan who is not a key employee who is employed by the Employer on the last day of the Plan Year (without regard to the number of Hours of Service earned in such Plan Year) shall be entitled to a minimum contribution equal to the lesser of: (a) three percent (3%) of the Participant's total non-deferred compensation (as defined in Section 4.06 of the Plan and Section 415 of the Code) received from the Employer for the year and
         (b) the highest percentage of total non-deferred compensation (as defined above) contributed on behalf of a key employee under this Plan.

13.04    Special Maximum Combined Plans Limit. Notwithstanding the provisions of
         Section 6.04 to the contrary, the denominator of the defined contribution plan fraction and defined benefit plan fraction shall, if the Plan becomes top-heavy, be amended to read 1.0 rather than 1.25.

13.05 Key Employee and Non-Key Employee Defined The term key employee shall have the same meaning as is specified in Section 416(i)(1) of the Code, i.e., (i) certain officers of the Employer having an annual compensation greater than fifty percent (50%) of the defined benefit plan dollar limitation in effect under Section 415(b)(1)(B) of the Code for any such Plan Year, (ii) the ten (10) Employees owning (or considered as owning under Section 318 of the Code) more than a one half percent (1/2%) interest and one of the tenth largest equity interests of the Employer whose annual compensation is greater than the defined contribution dollar limitation in effect under Code Section 415 of any such Plan Year, (iii) any five percent (5%) owner of the Employer and (iv) any one percent (1%) owner of the Employer whose annual compensation in any Plan Year is more than one hundred and fifty thousand dollars ($150,000). The term key employee as of any determination date shall be applied to any Employee, former Employee, Participant, former Participant or retired Participant (or his Spouse or Beneficiary) who was a key employee during the Plan Year (ending with the determination date) or in any of the four (4) preceding Plan Years. Any Employee who is not a key employee shall be a non-key employee and shall include an Employee who was formerly a key employee.

                                   ARTICLE XIV

                                  MISCELLANEOUS

14.01 Governing Law. The Plan shall be governed by the laws of the State of Delaware for periods before May 1, 1991, when the Company was EMC Holdings, Inc., and by the laws of the Commonwealth of Pennsylvania for periods from and after May 1, 1991 when the Company is Education Management Corporation, except to the extent that such laws have been pre-empted by ERISA or other laws of the United States of America.

14.02 Construction. The headings and subheadings in the Plan have been inserted for convenience of reference only and shall not affect the construction of the provisions hereof. In any necessary construction the masculine shall include the feminine and the singular the plural, and vice versa.

14.03 Company as Agent for Employers. Any Affiliate becoming an Employer as provided in Section 2.18 will thereby deemed to have appointed the Sponsor to do all acts and things on its behalf respecting the Plan to the end that the Trustee, Participants, Beneficiaries, and all other persons may deal with the Sponsor as if it were the only Employer under the Plan.

14.04 Participant's Rights. Neither the establishment of this Plan, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Company or any Employer, or any officer or Employee thereof, or the Trustee, or the Committee, except as expressly provided in this Plan. The adoption and maintenance of this Plan shall not be deemed to constitute a contract of employment or otherwise between an Employer and any Employee, or to be a consideration for, or an inducement or condition of, any employment. Nothing contained herein shall be deemed to give an Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge, with or without cause, any Employee at any time.

14.05 Spendthrift Clause. None of the benefits, payments, proceeds, distributions or interests therein under this Plan shall be subject to the claim of any creditor of the Participant or Former Participant or to the claim of any creditor of any Beneficiary hereunder or to any legal process by any creditor of such Participant, former Participant or any such Beneficiary; and neither such Participant, former Participant or any such Beneficiary shall have any right to alienate, commute, anticipate, or assign any of the benefits, payments, proceeds or distributions under this Plan, except as specifically provided therein. The preceding sentence shall not apply with respect to a domestic relations order which is determined to be a Qualified Domestic Relations Order as defined in Section 414(p) of the Code.

         A domestic relations order is a judgment, decree or order of a court (including approval of a property settlement) made pursuant to state domestic relations law (including a community property law) that provides child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent. A Qualified Domestic Relations Order is a domestic relations order which creates or recognizes the existence of an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a participant under a plan. Such order must clearly specify (i) the name and last known mailing address of the participant and each alternate payee covered by the order; (ii) the amount or percentage of the participant's benefits to be paid by the plan to each such alternate payee, or the manner in which such amount or percentage is to be determined; (iii) the number of payments or period to which such order applies; and (iv) each plan to which it applies. Such order cannot require the plan to provide any type or form of benefit, or any option, not otherwise provided under the plan, cannot require the plan to provide increased benefits, and cannot require the payment of benefits to an alternate payee which are required to be paid to another alternate payee pursuant to another order previously determined to be a Qualified Domestic Relations Order.

         In the event that the Plan receives a domestic relations order, the Committee shall follow the procedures set forth in paragraph (6) of
         Section 414(p) of the Code. For any period during which it is being determined whether a domestic relations order is qualified, the Committee shall follow the procedures set forth in paragraph (7) of
         Section 414(p) of the Code.

14.06 Company's Liability. All Capital Accumulations shall be paid only from the Trust Assets, and neither the Company nor any Employer nor the Committee nor the Trustee shall have any duty or liability to furnish the Trust with any funds, securities or other assets, except as expressly provided in the Plan.

14.07 Merger, Consolidation or Transfer. The Board may direct a merger or consolidation of the Plan with another plan or a transfer of assets or liabilities from the Plan to another plan, in the same manner and subject to the same conditions as an amendment to the Plan under
         Section 12.01. In the event of the merger or consolidation of the Plan with another plan or transfer of assets or liabilities from the Plan to another plan, each then Participant, Former Participant or Beneficiary shall not, as a result of such event, be entitled on the day following such merger, consolidation or transfer under the termination of the Plan provisions to a lesser benefit than the benefit he was entitled to on the date prior to the merger, consolidation or transfer if the Plan had then terminated.

14.08 Legal Action. In any action or proceeding involving the Trust, or any property constituting part or all thereof, or the administration thereof, Employees or former Employees of the Company or an Affiliate or the Beneficiaries or any other person having or claiming to have an interest in the Trust Assets or under the Plan shall not be necessary parties nor entitled to any notice of process.

14.09 Binding on All Parties. Any final judgment that is not appealed or appealable that may be entered on any legal action or proceeding shall be binding and conclusive on the parties hereto, the Committee, and all person having or claiming to have an interest in the Trust Assets or under the Plan.

14.10 Counterparts. The Plan and the Trust Agreement may be executed in any number of counterparts, each of which shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

14.11 Severability of Provisions. If any provision of this Plan is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision, and this Plan shall be construed and enforced as if such provision had not been included.

                                    EXECUTION


As evidenced of its adoption of the Plan as amended and restated, the Company has caused this instrument to be executed by its duly authorized officer and its corporate seal affixed hereto this _____ day of_________________, 1994.


ATTEST:  (SEAL)                             EDUCATION MANAGEMENT CORPORATION


By:_______________________________          By:______________________________
           Secretary